Exhibit 3.65

FORM B C A-47

BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY

THE INSTRUCTIONS ON THE BACK THEREOF. (THESE ARTICLES MUST BE FILED IN DUPLICATE)	C

}
STATE OF ILLINOIS,
ss.
Cook COUNTY

TO Alan J. Dixon, Secretary of State

The undersigned,	6092 10

Name	Number	Street	City	State

Susan Greene, 444 North Michigan Avenue, #2300, Chicago, I11, 6011

being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

PAID

The name of the corporation hereby incorporated is: UDC Advisory Services, Inc.

JUL 28 1977

ALAN J. DIXON
Secretary of State

ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 444 North Michigan Avenue, #2 Street, in the City of Chicago (60611) County of Cook and the name of its initial Registered Agent at said address is: Arnold M. Flank

(Zip Code)

ARTICLE THREE

The duration of the corporation is: perpetual

ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

To engage in consultant, advisory and any other services in connection with the investment in real estate or right or interest in real estate of any kind, whether of a rental nature or otherwise on its own behalf and on behalf of others.

To act as principal, agent, or broker, and on commission or otherwise: to buy, sell, exchange, lease, let, grant, or take licenses in respect of, improve, develop, repair, manage, maintain, and operate real property of every kind, corporeal and incorporeal, and every kind of estate, right, or interest therein or pertaining thereto. Generally to do everything suitable, proper, and conducive to the successful conduct of a real estate agency and brokerage business in all its branches and departments.

(SEE ATTACHED)

ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 1,000,000 divided into one (1) classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value are as follows:

Class	Series (If any)	Number of Shares	Par value per share or statement that shares are without par value
Common	None	1,000,000	$0.01 Par Value

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights it respect of the shares of each class are:

None, and no holder of stock of the corporation shall, as such holder, have any preemptive right to subscribe for or to purchase:

(a)	any stock of any class, now or hereafter authorized, or any warrants, options, or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the corporation any stock of any class which the corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the corporation of any class:

-or-

ARTICLE IV

(CONTINUED)

To purchase, exchange, acquire, lease, own, mortgage encumber, improve, or cause to be improved, use, lend, borrow, produce, manufacture, assemble, construct, operate, service, maintain, convey and otherwise dispose of, sell, handle, import, export, subdivide, plat, trade and deal in any property, real, personal or mixed, choses in action, or any interest therein, either directly or indirectly, as licensee or franchisee, individually or in association with other individuals, corporations, partnerships, or entities whether for the account of the corporation, or as agent or representative for other individuals, partnerships, firms, corporations, or entities, whether public, governmental, or private, and generally to engage in and conduct any form of manufacturing, mercantile, service or real estate enterprise or business as may be necessary or convenient in connection with any business of the corporation not contrary to the Illinois Business Corporation Act, within the State of Illinois, and in the various other states, territories, and dependencies of the United States, in the District of Columbia, and in any or all foreign countries, not as real estate brokers.

To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated either alone, or in association with, or as agent or representative for, other corporations (whether public, governmental or private), partnerships, individuals, or entities.

The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes, and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Illinois now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

All officers who actively participate in the brokerage business for the corporation and all salesmen employed by the corporation who hold a current Certificate of Registration issued by the Department of Registration and Education.

my         gation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation of any class or to which shall be attached or shall appertain any options, or other instruments the right to subscribe for or purchase or receive from the corporation any shares of its capital stock of any class or classes now or hereafter authorized; and any such stock, warrants, bonds, options, or other obligations may be offered for sale, sold and issued by the Board of Directors to any persons, firms, corporations or others upon such terms as the Directors in their absolute discretion may deem advisable.

ARTICLE SIX

The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

Class of shares	Number of shares	Total consideration to be received therefor:
Common	1,000		$100,000.00
		$

[NOTARY SEAL]

ARTICLE SEVEN

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is: one (1)

ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $

NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

	}	Incorporators
Susan Greene

NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS	}	ss.
Cook County

I, Lee R. Barlakoff, A-Notary Public, do hereby certify that on the 14th day of July 1927 Susan Greene personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

[NOTARY SEAL] Place (NOTARIAL SEAL) Here
Notary Public

FORM BCA 5.10/5.20 (rev. Dec. 2003)

STATEMENT OF CHANGE OF

REGISTERED AGENT AND/OR

REGISTERED OFFICE

Business Corporation Act

Jesse White, Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-3647 www.cyberdriveillinois.com	FILED MAY 24 2004 JESSE WHITE SECRETARY OF STATE
Remit payment in the form of a check or money order payable to the Secretary of State.

                                                                               File # 51218221 Filing Fee: $25.00 Approved:

                     Submit in duplicate                      Type or Print clearly in black ink                      Do not write above this line

1. CORPORATE NAME: UDC ADVISORY SERVICES, INC.

2.	STATE OR COUNTRY OF INCORPORATION: ILLINOIS

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent	National Registered Agents, Inc.
First Name Middle Name Last Name

Registered Office	208 South LaSalle Street, Suite 1855
Number Street Suite No. (A P.O. Box alone is not acceptable)

Chicago, IL 60604, County of Cook
City ZIP Code County

4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent	National Registered Agents, Inc.
First Name Middle Name Last Name

Registered Office	200 West Adams Street
Number Street Suite No. (A P.O. Box alone is not acceptable)

Chicago, IL 60606, County of Cook
City ZIP Code County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)

a.	☐ By resolution duly adopted by the board of directors. (Note 5)

b.	☑ By action of the registered agent. (Note 6)

SEE REVERSE SIDE FOR SIGNATURES(S).

C-135.17

7.	(If authorized by the board of directors, sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated	_________________________________________________,
	(Month & Day)	(Year)	(Exact Name of Corporation)
(Any Authorized Officer’s Signature)
(Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

				National Registered Agents, Inc.

Dated	April 25	,	2004	by:
	(Month & Day)		(Year)		(Signature of Registered Agent of Record)

Robert K. Rowell, Vice President
(Type or print name. If the registered agent is a corporation, type or print the name and title of the officer who is signing on its behalf.)

NOTES

1.	The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.